UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement, Convertible Promissory Note with Adar Alef, LLC.

On August 28, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Adar Alef, LLC, (the “Investor”), pursuant to which the Company agreed to issue to the Investor an 10% secured convertible promissory note, (the “Note”) in the aggregate principal amount of $45,000 in exchange for a purchase price of $45,000.

Pursuant to the SPA, the Company agreed to pay the Investor $14,000 to cover the Investor’s due diligence expenses incurred in connection with the SPA and Note, which is to be offset against the proceeds of the Note. The proceeds will be used by the Company for working capital and other general corporate purposes. Pursuant to the SPA, the Company agreed not to conduct any equity (or debt with an equity component) financing (the “Future Offering”), other than certain excepted issuances as set forth in the SPA, during the period beginning on the closing date of the SPA and ending12 months following such date without first giving the Investor notice of the Future Offering and allowing the Investor the option to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The Note matures on August 29, 2020.

The Note is convertible into shares of the Company’s common stock, $0.001 par value per share, at any time beginning from the issuance date of the Note, at a conversion price equal to 60% of the average of the two (2) lowest closing bid prices during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of the Note. Provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates.

The Note carries a pre-payment penalty if the Note is paid off in 60, 90, 120, 150 or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135% and 140% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

The foregoing descriptions of the SPA and the Note, do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.1 and 10.2. respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Debt Purchase Agreement with Adar Alef, LLC. and GoldenLife Investments, LLC.

On August 29, 2019, the Company consented to a Debt Purchase Agreement by and between with Adar Alef, LLC. (the Investor) and GoldenLife Investments, LLC (the “Seller”), pursuant to which the Company agreed to, the Seller to sell and the Investor to buy a convertible promissory note issued by the Company to the Seller on September 1, 2017 (the “GoldenLife DPA”). The terms of the note, as amended, issued to the Seller and acquired by the Investor included a 10% stated interest rate, in the principal amount of $15,000 and is convertible into shares of the Company’s common stock, at a conversion price equal to 65% multiplied by the average of the three lowest trading prices during the 15 trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion, provided however, that no conversion of any part of the note is permitted, whereby, such conversion would result in the noteholder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the noteholder and its affiliates.

The foregoing description of the GoldenLife DPA, does not purport to be complete and is qualified in its entirety by reference to the full text of the GoldenLife DPA, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Debt Purchase Agreement with Adar Alef, LLC. and Rajshekar R. Kondapally

On August 29, 2019, the Company consented to a Debt Purchase Agreement by and between with Adar Alef, LLC. (the Investor) and Rajshekar R. Kondapally (the “Seller”), pursuant to which the Company agreed to, the Seller to sell and the Investor to buy a convertible promissory note issued by the Company to the Seller on October 2, 2017 (the “Kondapally DPA”). The terms of the note, as amended, issued to the Seller and acquired by the Investor included a 10% stated interest rate, in the principal amount of $25,000 and is convertible into shares of the Company’s common stock, at a conversion price equal to 65% multiplied by the average of the three lowest trading prices during the 15 trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion, provided however, that no conversion of any part of the note is permitted, whereby, such conversion would result in the noteholder’s beneficial ownership being in excess of 9.99% of the Company’s issued and outstanding common stock together with all shares owned by the noteholder and its affiliates.

The foregoing description of the Kondapally DPA, does not purport to be complete and is qualified in its entirety by reference to the full text of the Kondapally DPA, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note and the Warrant, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Adar Alef, LLC dated August 29, 2019.*

10.2	Convertible Promissory Note issued to Adar Alef, LLC by Ozop Surgical Corp. dated August 29, 2019.*

10.3	Debt Purchase Agreement entered into between Ozop Surgical Corp, Adar Alef, LLC and GoldeLife Investments, LLC. dated August 29, 2019*

10.4	Securities Purchase Agreement entered into between Ozop Surgical Corp. Adar Alef LLC. and Rajshekar R. Kondapally dated August 29, 2019.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: September 17, 2019	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer